Exhibit 99.1

PDS Biotech Executives to Present an Overview of Oncology and Infectious Disease Programs at the World Vaccine & Immunotherapy Congress

Chief Medical Officer, Dr. Lauren V. Wood, to present on the development of targeted immunotherapies for solid tumors based on the Versamune® platform

Dr. Siva Gandhapudi, Director of Immunology Product Development, to present on development of a universal flu vaccine based on the InfectimuneTM platform

Florham Park, NJ, November 21, 2022 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, today announced two executives will be giving presentations at the World Vaccine & Immunotherapy Congress, which will take place from November 28 through December 1, 2022, in San Diego.

PDS Biotech speakers at the conference include:

Speaker	Time	Subject
Dr. Lauren V. Wood, Chief Medical Officer	Tuesday, Nov. 29, 4:50 p.m. Pacific Time	Development of targeted immunotherapies for solid tumors based on the Versamune® platform
Dr. Siva Gandhapudi, Director of Immunology Product Development	Wednesday, Nov. 30, 2:30 p.m. Pacific Time	Development of a universal flu vaccine based on the InfectimuneTM platform

More than 800 attendees are expected to attend the World Vaccine & Immunotherapy Congress to examine challenges around scientific, commercial, public health and policy issues in manufacturing, clinical trials, regulation, immune profiling, biomarkers, platform technologies, and additional topics.

“We welcome the opportunity to highlight the Versamune® and Infectimune™ platforms and their potential to address significant unmet medical needs to the biotechnology and scientific community,” said Dr. Frank Bedu-Addo, PDS Biotech President and CEO. “We are looking forward to advancing our product development in both oncology and infectious disease, ultimately to improve patient care.”

About Versamune®

Current immunotherapies have demonstrated an ability to treat certain cancers, but limitations with their effectiveness persist. Versamune® is a novel investigational T cell activating platform designed to stimulate a precise immune system response to cancer-specific proteins. PDS Biotech is advancing multiple Versamune® based clinical and pre-clinical programs with its lead clinical candidate – PDS0101 – targeting HPV-positive cancers.

About InfectimuneTM

Infectimune™ is a novel proprietary investigational T cell immune activating platform technology designed to train the immune system to better protect against disease. The Infectimune™ platform stimulates the immune system to recognize the pathogen and induce potent killer T cell and memory T cell response for long-term protection safely with no clinically relevant toxicities.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the potential to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV-positive cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com  or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0202 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0202 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:
Dave Schemelia
Tiberend Strategic Advisors, Inc.
Phone: +1 (609) 468-9325
Email: dschemelia@tiberend.com

Bill Borden
Tiberend Strategic Advisors, Inc.
Phone: +1 (732) 910-1620
Email: bborden@tiberend.com